Exhibit 107

CALCULATION OF FILING FEE TABLES

424(b)(5)

(Form Type)

PIEDMONT OFFICE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o) and Rule 457(r)	—	—	$250,000,000	$0.0000927	$23,175

	Total Offering Amounts							$23,175

	Total Fees Previously Paid							—

	Total Fees Offsets							—

	Net Fee Due							$23,175

(1)

The filing fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on July 29, 2022 (File No. 333-266389) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. This shall be deemed to update the “Calculation of Registration Fee” exhibit to the Registration Statement.